electroCore, Inc. Announces $9.3 Million Registered Direct Offering

and Concurrent Private Placements Priced At Market Under Nasdaq Rules

ROCKAWAY, NJ, June 3, 2024 — electroCore, Inc. (Nasdaq: ECOR) (“electroCore” or the “Company”), a commercial-stage bioelectronic medicine and wellness company, today announced that it has agreed to issue and sell to an institutional accredited investor an aggregate of 225,000 registered pre-funded warrants to purchase shares of common stock and unregistered warrants to purchase up to an aggregate of 112,500 shares of common stock. The pre-funded warrants were sold at a purchase price of $6.43 minus $0.001 per pre-funded warrant, and are exercisable immediately at an exercise price of $0.001 per share. Each share of common stock is being sold together with one-half of one warrant at a combined effective offering price of $6.4925 per share and related warrant. The warrants will be immediately exercisable after the date of issuance at a price of $6.43 per share and will expire five years after issuance.

In a separate private placement, electroCore has also agreed to issue and sell 1,208,310 of its shares of common stock (or pre-funded warrants to purchase common stock) and warrants to purchase up to an aggregate of 604,150 shares of common stock, to certain institutional and accredited investors and directors and officers of the Company. Each share of common stock (or pre-funded warrant) is being sold together with one-half of one warrant at a combined effective offering price of $6.4925 per share and related warrant. The warrants issued and sold in private placement will have the same terms as the unregistered warrants sold to the institutional accredited investor in the registered direct offering.

The aggregate gross proceeds to the Company from the issuance and sale of the securities described above is expected to be approximately $9.3 million, before deducting other offering expenses payable by electroCore. Directors and officers of electroCore entered into agreements to invest $5.645 million of the aggregate gross proceeds. The Company currently intends to use the net proceeds from these sales for sales and marketing, working capital and general corporate purposes.

The issuance and sale of the securities described above were priced “at market” under the rules of the Nasdaq Capital Market. The offerings described above are expected to close on or about June 5, 2024, subject to the satisfaction of customary closing conditions.

The pre-funded warrants to be purchased by the institutional and accredited investor in the registered direct offering are being offered and sold by the Company pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-262223), including a base prospectus, previously filed with the Securities and Exchange Commission (the “SEC”) on January 18, 2022 and declared effective by the SEC on January 25, 2022. The offering of such securities is being made only by means of a prospectus supplement and the accompanying base prospectus that form a part of the registration statement. A final prospectus supplement and the accompanying base prospectus will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.

The offer and sale of the securities other than the pre-funded warrants to be purchased and sold in the registered direct offering are not covered by the registration statement, and are being made in transactions not involving a public offering and have not been registered in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) of Regulation D promulgated thereunder. The Company has agreed to register the shares of common stock issued in the private placements and the shares of common stock underlying the privately placed pre-funded warrants and warrants on a resale registration statement to be filed with the SEC following the closing of the transactions described above.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About electroCore, Inc.

electroCore, Inc. is a commercial stage bioelectronic medicine and wellness company dedicated to improving health through its non-invasive vagus nerve stimulation (“nVNS”) technology platform. The Company’s focus is the commercialization of medical devices for the management and treatment of certain medical conditions and consumer product offerings utilizing nVNS to promote general wellbeing and human performance in the United States and select overseas markets.

For more information, visit www.electrocore.com.

Forward-Looking Statements

This press release and other written and oral statements made by representatives of electroCore may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about the completion of the transactions described in this press release, the satisfaction of customary closing conditions related to such transactions, and the intended use of net proceeds therefrom, as well as statements regarding the Company’s ability to raise additional capital if needed, electroCore’s business prospects and clinical and product development plans; its pipeline or potential markets for its technologies; the timing, outcome and impact of regulatory, clinical and commercial developments; business prospects around its prescription gammaCore product, general wellness Truvaga and TAC-STIM products, and other potential new products and markets, and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “believes,” “intends,” and other words of similar meaning, derivations of such words and the use of future dates. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue electroCore’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize gammaCore, TAC-STIM, and Truvaga, electroCore’s results of operations and financial performance, inflation and currency fluctuations, and any expectations electroCore may have with respect thereto, competition in the industry in which electroCore operates and overall economic and market conditions. Any forward-looking statements are made as of the date of this press release, and electroCore assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents electroCore files with the SEC available at www.sec.gov.

Contact:
ECOR Investor Relations
(973) 302-9253
investors@electrocore.com